UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2023

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Promotion

On July 20, 2023, Valero Energy Corporation (“Valero,” or the “Company”) announced that Gary K. Simmons, Valero’s Executive Vice President and Chief Commercial Officer, was promoted and elected by the Board of Directors of Valero (the “Board”) as Executive Vice President and Chief Operating Officer of Valero, effective July 20, 2023.

Any information with respect to Mr. Simmons required to be disclosed under Items 401(b), (d), (e) and Item 404(a) of Regulation S-K pursuant to Item 5.02(c)(2) of Form 8-K has been included in Valero’s proxy statement filed with the Securities and Exchange Commission on March 22, 2023.

Compensatory Arrangements.

In connection with the promotion of Mr. Simmons, the Board approved the compensation changes below.

Mr. Simmons’s:

•	annualized base salary beginning on July 20, 2023 will be increased to $900,000; and

•

long-term incentive (“LTI”) award target percentage will be increased to 450% for the final six months of 2023, resulting in a full-year 2023 LTI target that reflects a blend of Mr. Simmons’s (i) annualized base salary of $752,500 and LTI target of 325% for the first six months of 2023 and (ii) increased annualized base salary of $900,000 and increased LTI target of 450% for the final six months of 2023.

Mr. Simmons was granted a transitional LTI award on July 20, 2023, valued at $802,188, which represents the difference between (i) Mr. Simmons’s LTI target value for the first-half of 2023 plus his LTI target value for the second-half of 2023, and (ii) the $2,445,625 grant value of Mr. Simmons’s February 2023 LTI grant. Mr. Simmons’s transitional LTI grant made on July 20, 2023, consists of 50% restricted shares and 50% performance shares, with the number of shares granted based on the average closing stock price over the 15 consecutive trading days ending on the trading day immediately preceding the grant date. The restricted stock granted will vest ratably over three years on the anniversaries of the grant date with all other terms and conditions the same as the February 23, 2023 grant of restricted stock to Mr. Simmons. The performance shares granted use the same terms, conditions, and vesting schedule as utilized for the February 23, 2023 grant of performance shares to Mr. Simmons.

No changes were made to Mr. Simmons’s bonus target percentage of 100%, which will be applied to his annualized salary of $752,500 for the first six months of 2023 and $900,000 for the second-half of 2023.

Item 9.01	Financial Statements and Exhibit.

(d) Exhibit.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

Safe Harbor Statement

Statements contained in this Current Report on Form 8-K that state Valero’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The forward-looking statements in this Current Report on Form 8-K include expectations with respect to executive compensation, among other items. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of Valero’s control. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: July 21, 2023	by:	/s/ Richard J. Walsh
Richard J. Walsh
Senior Vice President, General Counsel and Secretary